
<ARTICLE> 5
<LEGEND>
This schedule contains restated summary financial information extracted from Union Carbide Corporation's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, the six months ended June 30, 1997 and the nine months ended September 30, 1997, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<CIK> 0000100790
<NAME> UNION CARBIDE CORPORATION
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS                    6-MOS               9-MOS
<FISCAL-YEAR-END>                     DEC-31-1997         DEC-31-1997        DEC-31-1997
<PERIOD-START>                        JAN-01-1997         JAN-01-1997        JAN-01-1997
<PERIOD-END>                          MAR-31-1997         JUN-30-1997        SEP-30-1997
<CASH>                                        175                  72                 86
<SECURITIES>                                    0                   0                  0
<RECEIVABLES>                                1082                1079               1064
<ALLOWANCES>                                    0                   0                  0
<INVENTORY>                                   553                 544                556
<CURRENT-ASSETS>                             2028                1923               1954
<PP&E>                                       7274                7424               7577
<DEPRECIATION>                               3809                3855               3886
<TOTAL-ASSETS>                               6795                6770               6975
<CURRENT-LIABILITIES>                        1221                1131               1306
<BONDS>                                      1494                1467               1459
<PREFERRED-MANDATORY>                         140                 140                138
<PREFERRED>                                     0                   0                  0
<COMMON>                                      155                 155                155
<OTHER-SE>                                   1972                2053               2063
<TOTAL-LIABILITY-AND-EQUITY>                 6795                6770               6975
<SALES>                                      1638                3304               4963
<TOTAL-REVENUES>                             1638                3304               4963
<CGS>                                        1231                2451               3650
<TOTAL-COSTS>                                1231                2451               3650
<OTHER-EXPENSES>                              122<F1>             250<F1>            374<F1>
<LOSS-PROVISION>                                0                   0                  0
<INTEREST-EXPENSE>                             19                  38                 57
<INCOME-PRETAX>                               228                 500                772
<INCOME-TAX>                                   66                 145                228
<INCOME-CONTINUING>                           157                 348                529
<DISCONTINUED>                                  0                   0                  0
<EXTRAORDINARY>                                 0                   0                  0
<CHANGES>                                       0                   0                  0
<NET-INCOME>                                  157                 348                529
<EPS-PRIMARY>                                1.17<F2>            2.63<F2>           3.97<F2>
<EPS-DILUTED>                                1.03<F2>            2.31<F2>           3.49<F2>

<F1>Other expenses for the three months ended March 31, 1997 are equal to research and development of 40 and depreciation and amortization of 82.  Other expenses for the six months ended June 30, 1997 are equal to research and development  of
    81 and depreciation and amortization of 169.  Other expenses for the nine months ended September 30, 1997 are equal to research and development of 118 and depreciation and amortization of 256.
<F2>The EPS-PRIMARY amount represents basic earnings per share and the EPS-DILUTED amount represents deiluted earnings per share, computed in accordance with
    Statement of Financial Accounting Standards No. 128 "Earnings Per Share."

